UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2013

HARLAND CLARKE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-133253	84-1696500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas		78249
(Address of principal executive offices)		(Zip code)
(210) 697-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information given in Item 2.01, below, is incorporated herein by reference.
On August 16, 2013, pursuant to the Transaction (as defined below), Harland Clarke Holdings Corp. amended and supplemented its Indentures (as defined below) to release HFS (as defined below) from their obligations under the Indentures (as defined below) and entered into release agreements to release HFS from their obligations under the Credit Agreements (as defined below).
Item 2.01 Completion of Acquisition or Disposition of Assets
On August 16, 2013, Harland Clarke Holdings Corp. (the "Company"), an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MFH"), completed the sale of all of the outstanding shares of capital stock of each of Harland Financial Solutions, Inc., Harland Financial Solutions Worldwide Limited and Harland Israel Ltd. (collectively, "HFS") to Spoke Acquisition, Inc. ("Acquirer I") and D+H S.a r.l. ("Acquirer II", collectively with Acquirer I, the "Buyer") (the "Transaction"), pursuant to the terms of the previously disclosed Stock Purchase Agreement, dated July 23, 2013, by and among the Company, Acquirer I, D+H Ltd., MFH and Davis + Henderson Corporation (the "Stock Purchase Agreement"). The rights and obligations of D+H Ltd. under the Stock Purchase Agreement were assigned to Acquirer II on August 13, 2013 pursuant to the terms and conditions of the Stock Purchase Agreement. The consideration received by the Company in the Transaction was approximately $1.2 billion in cash.
As a result of the closing of the Transaction, each of the entities comprising of HFS ceased to be a subsidiary of the Company and, therefore, each of the entities comprising HFS was released from its obligations under the following existing facilities of the Company, including the collateral and security documents related thereto: (i) the Credit Agreement, dated as of February 20, 2013, with Citibank, N.A., as administrative agent and collateral agent, (ii) the Credit Agreement, dated as of April 4, 2007 (as amended) with Credit Suisse (AG), Cayman Islands Branch, as administrative agent and collateral agent (together with the Credit Agreement dated as of February 20, 2013, the "Credit Agreements"), (iii) the Indenture, dated as of July 24, 2012 (as amended), with Wells Fargo Bank, N.A., as trustee, and (iv) the Indenture, dated as of May 1, 2007 (as amended), with Wells Fargo Bank, N.A., as trustee (together with the Indenture dated as of July 24, 2012, the "Indentures").
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed with the Securities and Exchange Commission by the Company in its Current Report on Form 8−K, filed on July 24, 2013, and is incorporated herein by reference as Exhibit 2.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of the closing of the Transaction, on August 16, 2013, Mr. Shivdasani resigned from his position as Chief Executive Officer of HFS and announced his retirement after over 40 years in the financial technology industry. Mr. Shivdasani will continue as an advisor to the Buyer through the end of 2013. Mr. Shivdasani was a named executive officer of the Company. In connection with Mr. Shivdasani's resignation and retirement, the Company entered into a Termination of Employment Agreement with Mr. Shivdasani (the "Termination Agreement"). The terms of the Termination Agreement are consistent with a termination of employment by the Company without cause, pursuant to Mr. Shivdasani's employment agreement with the Company, dated January 1, 2011.
Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. In addition, the Company is currently determining the amount of tax that will be payable as a result of the transaction, and such tax payments may be substantial. More detailed information about factors that may affect our performance may be found in the Company's filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K, which can be obtained at its website at http://www.sec.gov. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
(b)    Pro Forma Financial Information. Unaudited pro forma consolidated financial statements of the Company required by Article 11 of Regulations S-X are attached hereto as Exhibit 99.1 and are incorporated herein by reference.
(d)    Exhibits.

Exhibit 2.1
Stock Purchase Agreement by and among Harland Clarke Holdings Corp., MacAndrews & Forbes Holdings Inc., Davis + Henderson Corporation, Spoke Acquisition, Inc. and D+H Ltd., dated July 23, 2013 (filed as Exhibit 2.1 to Harland Clarke Holdings Corp.'s Current Report on Form 8-K filed on July 24, 2013 and incorporated herein by reference).

Exhibit 99.1	Unaudited Pro Forma Consolidated Financial Statements *

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.

Date:	August 19, 2013	By:	/s/ Martin Wexler
Martin Wexler Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Stock Purchase Agreement by and among Harland Clarke Holdings Corp., MacAndrews & Forbes Holdings Inc., Davis + Henderson Corporation, Spoke Acquisition, Inc. and D+H Ltd., dated July 23, 2013 (filed as Exhibit 2.1 to Harland Clarke Holdings Corp.'s Current Report on Form 8-K filed on July 24, 2013 and incorporated herein by reference).

99.1	Unaudited Pro Forma Consolidated Financial Statements *

* Filed herewith